EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Pure Cycle Corporation (the “Company”) on Form 10-Q for the three months ended November 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark W. Harding, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark W. Harding

Mark W. Harding
Principal Executive Officer and Principal Financial Officer
January 7, 2011